Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Reports Increase in First Quarter 2019 Earnings

Dunmore, Pa., April 22, 2019/Globe Newswire/—FNCB Bancorp, Inc. (NASDAQ: FNCB), the parent company of Dunmore-based FNCB Bank (the “Bank”), today reported net income of $2.6 million, or $0.14 per basic and diluted share, for the three months ended March 31, 2019, an increase of $0.6 million, or 30.5%, compared to net income of $2.0 million, or $0.12 per basic and diluted share, for the same three months of 2018. The increase in first quarter earnings reflected a credit for loan and lease losses in 2019 compared to a provision in 2018 and an increase in net interest income, partially offset by moderately higher non-interest expense. Return on average assets and return on average shareholders’ equity were 0.86% and 9.70%, respectively, for the first three months of 2019, compared to 0.70% and 9.44%, respectively for the same three months of 2018.

First Quarter 2019 Highlights:

●	30.5% increase in net income comparing the first quarters of 2019 and 2018;
●	Successfully completed a $23.0 million common stock offering;
●	Total risk-based capital and Tier I Leverage ratios improved to 15.06% and 10.45% at March 31, 2019 compared to 12.69% and 8.50% at December 31, 2018, respectively;
●	Accelerated final payment on subordinated debt; and
●	Increased first quarter dividend by 25.0% comparing 2019 and 2018.

“Our first quarter operating results provides us with a solid start to 2019,” stated Gerard A. Champi, President and Chief Executive Officer. "The current rate environment and the highly competitive marketplace in which we operate has started to place pressure on our net interest margin, as increases in funding costs have outpaced earning asset yields. One of our foremost strategic objectives is growing core deposit relationships, which will benefit our liquidity position and assist us in managing funding costs," continued Champi. "We remain focused on creating efficiency within the balance sheet through effective asset/liability management initiatives in order to build on our first quarter results," Champi concluded.

Summary Results

For the three months ended March 31, 2019, tax-equivalent net interest income increased $0.1 million, or 1.1% to $9.1 million from $9.0 million for the same three months of 2018. Specifically, comparing the first quarters of 2019 and 2018, a $1.2 million, or 11.4%, increase in tax-equivalent interest income was almost entirely offset by a $1.1 million, or 70.5%, increase in interest expense.  FNCB’s tax-equivalent net interest margin for the first quarter of 2019 contracted 12 basis points to 3.14% compared to 3.26% for the same quarter of 2018. The margin contraction primarily reflected a 42 basis-point increase in the cost of funds to 1.11% for the three months ended March 31, 2019 from 0.69% for the same three months of 2018. The increase in funding costs almost entirely offset the effects of strong earning asset growth and a 23 basis-point increase in the tax-equivalent yield on earning assets. Average earning assets grew $57.3 million, or 5.2%, to $1.157 billion for the three months ended March 31, 2019 from $1.100 billion for the same period of 2018, while tax-equivalent earning-asset yields improved 23 basis points to 4.06% for the three months ended March 31, 2019 compared to 3.83% for the three months ended March 31, 2018. Average interest-bearing liabilities increased $52.8 million, or 5.8%, to $961.9 million for the first quarter of 2019 from $909.2 million for the same quarter of 2018. The growth in interest-bearing liabilities resulted in only a negligible increase in interest expense, as the impact of a $97.0 million, or 12.0%, increase in average interest-bearing deposits was almost entirely mitigated by a $44.3 million , or 43.1%, reduction in average borrowed funds. For purposes of presenting net interest income, earning-asset yields and net interest margin information on a tax-equivalent basis, tax-free interest income is adjusted using the statutory federal corporate income tax rate of 21.0% for the three months ended March 31, 2019 and 2018.

Non-interest income was $1.5 million for the three months ended March 31, 2019 and 2018. FNCB realized net gains on the sale of available-for-sale debt securities of $160 thousand for the first quarter of 2019. There were no gains on the sale of available-for-sale debt securities realized during the same period of 2018. Additionally, other income increased $112 thousand to $392 thousand for the three months ended March 31, 2019 from $280 thousand for the same three months of 2018. Partially offsetting these positive factors were decreases in net gains on the sales of SBA guaranteed loans and other real estate owned. During the first quarter of 2018, FNCB realized net gains on the sales of SBA guaranteed loans and other real estate owned of $251 thousand and $38 thousand, respectively.  The were no such gains realized in the first quarter of 2019.

For the three months ended March 31, 2019, non-interest expense increased by $193 thousand, or 2.7%, to $7.4 million from $7.2 million for the comparable three months of 2018. The increase primarily reflected increases in salaries and employee benefits and data processing costs, partially offset by reductions in occupancy expense and other operating expenses.

Asset Quality

FNCB's asset quality weakened slightly as total non-performing loans increased $1.5 million to $6.2 million, or 0.74% of total loans, at March 31, 2019 from $4.7 million, or 0.56%, of total loans at December 31, 2018. FNCB’s loan delinquency rate (total delinquent loans as a percentage of total loans) was 1.28% at March 31, 2019 compared to 0.93% at December 31, 2018. The increase in non-performing loans and loan delinquencies was primarily attributable to two commercial relationships that were placed on non-accrual status during the first quarter of 2019. The allowance for loan and lease losses was $9.3 million, or 1.10% of total loans outstanding, at March 31, 2019, compared to $9.5 million, or 1.13% of total loans outstanding, at December 31, 2018. Management is actively managing problem credits through heightened workout efforts focused on developing strategies to resolve borrower difficulties through liquidation of  collateral and other appropriate means. Net charge-offs were $112 thousand, or an annual rate of 0.05% of average loans, for the three months ended March 31, 2019 compared to $192 thousand, or an annual rate of 0.10% of average loans, for the same three months of 2018. FNCB recorded a credit for loan and leases losses of $154 thousand for the first quarter of 2019 compared to a provision for loan and lease losses of $720 thousand for the same quarter of 2018. The $874 thousand variance primarily reflected a decrease in historical net charge-off rates.

Financial Condition

Total assets were $1.214 billion at March 31, 2019, a decrease of $23.3 million, or 1.9%, from $1.238 billion at December 31, 2018. The moderate contraction in total assets primarily reflected a $21.9 million, or 7.4%, decrease in available-for-sale securities to $274.1 million at March 31, 2019 from $296.0 million at December 31, 2018. The proceeds from the sale of securities was used to supplement cyclical deposit trends and minimize wholesale funding utilization. Total deposits decreased $55.5 million, or 5.1%, to $1.040 billion at March 31, 2019 from $1.096 billion at December 31, 2018, which largely reflected the cyclical deposit trends of municipal customers. Loans, net of net deferred costs and unearned income, were $838.9 million at March 31, 2019, a slight decrease of $0.2 million compared to $839.1 million at December 31, 2018. Total borrowed funds increased $5.1 million to $39.3 million at March 31, 2019 from $34.2 million at December 31, 2018, reflecting a $10.0 million increase in FHLB of Pittsburgh advances partially offset by a $5.0 million principal repayment on the subordinated debt.

Total shareholders’ equity increased $26.6 million, or 27.3%, to $123.8 million at March 31, 2019 from $97.2 million at December 31, 2018. FNCB successfully completed a public offering of its common stock, which resulted in a net increase to capital after offering expenses of $21.3 million. Also factoring into the capital improvement was net income for the three months ended March 31, 2019 of $2.6 million and a $3.6 million decrease in accumulated other comprehensive loss related to appreciation in the fair value of available-for-sale debt securities, net of deferred taxes, partially offset by dividends declared of $1.0 million. FNCB’s total risk-based capital and Tier I leverage ratios improved to 15.06% and 10.45%, respectively, at March 31, 2019 from 12.69% and 8.50%, respectively, at December 31, 2018. Dividends declared and paid for the first quarter were $0.05 per share in 2019, an increase of 25.0% from $0.04 per share in 2018. The dividend payout ratio, dividends declared divided by net income, was 38.2% and 33.2% for the three months ended March 31, 2019 and 2018, respectively.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Reports on form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. FNCB’s SEC filings including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available free of charge on the Investor Relations page of the FNCB’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About FNCB Bancorp, Inc.:

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for over 100 years, FNCB Bank continues as a premier community bank in Northeastern Pennsylvania – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB currently operates through 16 community offices located in Lackawanna, Luzerne and Wayne Counties and a limited purpose office in Lehigh County, and remains dedicated to making its customers’ banking experience simply better. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary, fiscal and tax policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business, including for deposit and loan growth: the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB stock and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the ability of FNCB to identify future acquisition targets, complete acquisitions and integrate new teams into FNCB’s operations; the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2018.

FNCB Bancorp, Inc.
Selected Financial Data

	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
	2019	2018	2018	2018	2018
Per share data:
Net income (fully diluted)	$0.14	$0.42	$0.11	$0.14	$0.12
Cash dividends declared	$0.05	$0.05	$0.04	$0.04	$0.04
Book value	$6.16	$5.78	$5.15	$5.18	$5.17
Tangible book value	$6.16	$5.78	$5.15	$5.18	$5.17
Market value:
High	$10.68	$10.39	$12.00	$10.00	$9.98
Low	$7.14	$8.21	$7.97	$8.01	$7.01
Close	$7.70	$8.44	$9.77	$8.88	$9.24
Common shares outstanding	20,108,560	16,821,371	16,819,471	16,817,097	16,766,600

Selected ratios:
Annualized return on average assets	0.86%	2.26%	0.59%	0.79%	0.70%
Annualized return on average shareholders' equity	9.70%	32.26%	8.41%	11.23%	9.44%
Efficiency ratio	71.24%	47.59%	67.11%	63.94%	68.78%
Tier I leverage ratio	10.45%	8.50%	7.66%	7.69%	7.80%
Total risk-based capital to risk-adjusted assets	15.06%	12.69%	11.42%	11.31%	11.70%
Average shareholders' equity to average total assets	8.89%	7.00%	7.00%	7.05%	7.38%
Yield on earning assets (FTE)	4.06%	4.06%	4.04%	3.96%	3.83%
Cost of funds	1.11%	1.04%	1.00%	0.84%	0.69%
Net interest spread (FTE)	2.95%	3.02%	3.04%	3.12%	3.15%
Net interest margin (FTE)	3.14%	3.17%	3.21%	3.26%	3.26%
Total delinquent loans/total loans	1.28%	0.93%	0.90%	0.71%	0.73%
Allowance for loan and lease losses/total loans	1.10%	1.13%	1.14%	1.11%	1.18%
Non-performing loans/total loans	0.74%	0.56%	0.51%	0.41%	0.30%
Annualized net charge-offs/average loans	0.05%	0.05%	0.36%	0.47%	0.10%

FNCB Bancorp, Inc.
Year-to-Date Consolidated Statements of Income

	Three Months Ended
	March 31,
(in thousands, except share data)	2019	2018
Interest income
Interest and fees on loans	$9,407	$8,288
Interest and dividends on securities
U.S. government agencies	893	890
State and political subdivisions, tax-free	37	20
State and political subdivisions, taxable	1,021	1,024
Other securities	205	195
Total interest and dividends on securities	2,156	2,129
Interest on interest-bearing deposits in other banks	46	23
Total interest income	11,609	10,440
Interest expense
Interest on deposits	2,238	1,067
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	287	352
Interest on subordinated debentures	24	56
Interest on junior subordinated debentures	114	87
Total interest on borrowed funds	425	495
Total interest expense	2,663	1,562
Net interest income before (credit) provision for loan and lease losses	8,946	8,878
(Credit) provision for loan and lease losses	(154)	720
Net interest income after (credit) provision for loan and lease losses	9,100	8,158
Non-interest income
Deposit service charges	685	702
Net gain on the sale of securities	160	-
Net gain (loss) on equity securities	12	(19)
Net gain on the sale of mortgage loans held for sale	56	49
Net gain on the sale of SBA guaranteed loans	-	251
Net gain on the sale of other real estate owned	-	38
Loan-related fees	79	84
Income from bank-owned life insurance	131	134
Other	392	280
Total non-interest income	1,515	1,519
Non-interest expense
Salaries and employee benefits	3,899	3,666
Occupancy expense	550	603
Equipment expense	307	314
Data processing expense	781	648
Regulatory assessments	168	201
Bank shares tax	278	267
Professional fees	332	296
Insurance expense	126	135
Other operating expenses	984	1,102
Total non-interest expense	7,425	7,232
Income before income taxes	3,190	2,445
Income tax expense	555	426
Net income	$2,635	$2,019

Income per share
Basic	$0.14	$0.12
Diluted	$0.14	$0.12

Cash dividends declared per common share	$0.05	$0.04
Weighted average number of shares outstanding:
Basic	18,720,502	16,763,401
Diluted	18,733,652	16,789,336

FNCB Bancorp, Inc.
Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands, except share data)	2019	2018	2018	2018	2018
Interest income
Interest and fees on loans	$9,407	$9,561	$9,501	$9,031	$8,288
Interest and dividends on securities
U.S. government agencies	893	890	899	886	890
State and political subdivisions, tax-free	37	38	37	38	20
State and political subdivisions, taxable	1,021	1,026	1,028	1,027	1,024
Other securities	205	167	211	240	195
Total interest and dividends on securities	2,156	2,121	2,175	2,191	2,129
Interest on interest-bearing deposits in other banks	46	36	17	12	23
Total interest income	11,609	11,718	11,693	11,234	10,440
Interest expense
Interest on deposits	2,238	2,165	1,559	1,134	1,067
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	287	251	715	707	352
Interest on subordinated debentures	24	57	58	57	56
Interest on junior subordinated debentures	114	108	106	99	87
Total interest on borrowed funds	425	416	879	863	495
Total interest expense	2,663	2,581	2,438	1,997	1,562
Net interest income before (credit) provision for loan and lease losses	8,946	9,137	9,255	9,237	8,878
(Credit) provision for loan and lease losses	(154)	(199)	1,149	880	720
Net interest income after (credit) provision for loan and lease losses	9,100	9,336	8,106	8,357	8,158
Non-interest income
Deposit service charges	685	725	711	747	702
Net gain (loss) on the sale of securities	160	-	-	(4)	-
Net gain (loss) on equity securities	12	7	(8)	(7)	(19)
Net gain on the sale of mortgage loans held for sale	56	39	71	51	49
Net gain on the sale of SBA guaranteed loans	-	-	-	71	251
Net (loss) gain on the sale of other real estate owned	-	-	-	(7)	38
Loan-related fees	79	145	85	76	84
Income from bank-owned life insurance	131	142	141	138	134
Insurance recovery	-	6,027	-	-	-
Other	392	337	320	464	280
Total non-interest income	1,515	7,422	1,320	1,529	1,519
Non-interest expense
Salaries and employee benefits	3,899	4,048	3,581	3,485	3,666
Occupancy expense	550	562	500	526	603
Equipment expense	307	318	299	323	314
Data processing expense	781	759	745	647	648
Regulatory assessments	168	213	251	196	201
Bank shares tax	278	(131)	278	222	267
Professional fees	332	295	241	196	296
Insurance expense	126	117	130	133	135
Other operating expenses	984	1,760	1,163	1,238	1,102
Total non-interest expense	7,425	7,941	7,188	6,966	7,232
Income before income taxes	3,190	8,817	2,238	2,920	2,445
Income tax expense	555	1,749	388	508	426
Net income	$2,635	$7,068	$1,850	$2,412	$2,019

Income per share
Basic	$0.14	$0.42	$0.11	$0.14	$0.12
Diluted	$0.14	$0.42	$0.11	$0.14	$0.12

Cash dividends declared per common share	$0.05	$0.05	$0.04	$0.04	$0.04
Weighted average number of shares outstanding:
Basic	18,720,502	16,820,337	16,818,625	16,792,812	16,763,401
Diluted	18,733,652	16,840,933	16,838,547	16,819,286	16,789,336

FNCB Bancorp, Inc.
Consolidated Balance Sheets

	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands)	2019	2018	2018	2018	2018
Assets
Cash and cash equivalents:
Cash and due from banks	$25,683	$26,673	$23,051	$16,500	$12,323
Interest-bearing deposits in other banks	7,062	9,808	7,246	4,624	1,873
Total cash and cash equivalents	32,745	36,481	30,297	21,124	14,196
Available-for-sale debt securities, at fair value	274,114	296,032	288,780	290,863	298,314
Equity securities, at fair value	904	891	884	892	899
Restricted stock, at cost	3,120	3,123	3,333	7,964	5,703
Loans held for sale	609	820	938	629	366
Loans, net of net deferred costs and unearned income	838,864	839,100	864,316	855,391	808,202
Allowance for loan and lease losses	(9,253)	(9,519)	(9,827)	(9,459)	(9,562)
Net loans	829,611	829,581	854,489	845,932	798,640
Bank premises and equipment, net	14,991	14,425	13,895	13,900	12,870
Accrued interest receivable	3,706	3,614	4,061	3,654	3,430
Bank-owned life insurance	31,146	31,015	30,873	30,732	30,594
Other real estate owned	919	919	715	787	579
Other assets	22,526	20,831	22,857	22,810	23,669
Total assets	$1,214,451	$1,237,732	$1,251,122	$1,239,287	$1,189,260

Liabilities
Deposits:
Demand (non-interest-bearing)	$157,073	$156,600	$166,967	$177,388	$172,896
Interest-bearing	883,017	939,029	928,154	777,855	782,357
Total deposits	1,040,090	1,095,629	1,095,121	955,243	955,253
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	28,988	18,930	46,490	174,251	121,485
Subordinated debentures	-	5,000	5,000	5,000	5,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	39,298	34,240	61,800	189,561	136,795
Accrued interest payable	339	338	318	331	284
Other liabilities	10,942	10,306	7,306	7,027	10,190
Total liabilities	1,090,669	1,140,513	1,164,545	1,152,162	1,102,522

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	25,135	21,026	21,024	21,021	20,958
Additional paid-in capital	80,827	63,547	63,469	63,374	63,335
Retained earnings	18,809	17,186	10,965	9,792	8,057
Accumulated other comprehensive loss	(989)	(4,540)	(8,881)	(7,062)	(5,612)
Total shareholders' equity	123,782	97,219	86,577	87,125	86,738
Total liabilities and shareholders’ equity	$1,214,451	$1,237,732	$1,251,122	$1,239,287	$1,189,260

FNCB Bancorp, Inc.
Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(dollars in thousands)	2019	2018	2018	2018	2018
Interest income
Loans:
Loans - taxable	$8,940	$9,090	$9,059	$8,631	$7,934
Loans - tax-free	591	596	559	506	448
Total loans	9,531	9,686	9,618	9,137	8,382
Securities:
Securities, taxable	2,119	2,083	2,138	2,153	2,109
Securities, tax-free	47	48	47	48	25
Total interest and dividends on securities	2,166	2,131	2,185	2,201	2,134
Interest-bearing deposits in other banks	46	36	17	12	23
Total interest income	11,743	11,853	11,820	11,350	10,539
Interest expense
Deposits	2,238	2,165	1,559	1,134	1,067
Borrowed funds	425	416	879	863	495
	2,663	2,581	2,438	1,997	1,562
Net interest income	$9,080	$9,272	$9,382	$9,353	$8,977

Average balances
Earning assets:
Loans:
Loans - taxable	$784,359	$796,886	$803,314	$784,427	$748,375
Loans - tax-free	59,220	58,722	55,848	49,855	44,383
Total loans	843,579	855,608	859,162	834,282	792,758
Securities:
Securities, taxable	299,498	299,981	303,037	305,627	301,032
Securities, tax-free	4,638	4,651	4,664	4,677	2,325
Total securities	304,136	304,632	307,701	310,304	303,357
Interest-bearing deposits in other banks	9,495	8,438	3,735	2,629	3,825
Total interest-earning assets	1,157,210	1,168,678	1,170,598	1,147,215	1,099,940
Non-earning assets	81,868	72,999	75,518	74,188	76,114
Total assets	$1,239,078	$1,241,677	$1,246,116	$1,221,403	$1,176,054
Interest-bearing liabilities:
Deposits	$903,542	$926,767	$827,570	$790,233	$806,494
Borrowed funds	58,402	62,495	149,682	163,547	102,676
Total interest-bearing liabilities	961,944	989,262	977,252	953,780	909,170
Demand deposits	155,122	157,223	173,616	173,037	169,450
Other liabilities	11,801	8,272	7,983	8,444	10,663
Shareholders' equity	110,211	86,920	87,265	86,142	86,771
Total liabilities and shareholders' equity	$1,239,078	$1,241,677	$1,246,116	$1,221,403	$1,176,054

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	4.56%	4.56%	4.51%	4.40%	4.24%
Interest and fees on loans - tax-free	3.99%	4.06%	4.01%	4.06%	4.04%
Total loans	4.52%	4.53%	4.48%	4.38%	4.23%
Securities:
Securities, taxable	2.83%	2.78%	2.82%	2.82%	2.80%
Securities, tax-free	4.05%	4.13%	4.03%	4.11%	4.30%
Total securities	2.85%	2.80%	2.84%	2.84%	2.81%
Interest-bearing deposits in other banks	1.94%	1.71%	1.82%	1.83%	2.41%
Total earning assets	4.06%	4.06%	4.04%	3.96%	3.83%
Interest-bearing liabilities:
Interest on deposits	0.99%	0.93%	0.75%	0.57%	0.53%
Interest on borrowed funds	2.91%	2.66%	2.35%	2.11%	1.93%
Total interest-bearing liabilities	1.11%	1.04%	1.00%	0.84%	0.69%
Net interest spread	2.95%	3.02%	3.04%	3.12%	3.15%
Net interest margin	3.14%	3.17%	3.21%	3.26%	3.26%

FNCB Bancorp, Inc.
Asset Quality Data

	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands)	2019	2018	2018	2018	2018
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$6,175	$4,696	$4,391	$3,469	$2,403
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	6,175	4,696	4,391	3,469	2,403
Other real estate owned (OREO)	919	919	715	787	579
Other non-performing assets	1,900	1,900	1,900	1,900	1,900
Total non-performing assets	$8,994	$7,515	$7,006	$6,156	$4,882

Accruing TDRs	$8,215	$8,457	$8,515	$8,741	$8,797

For the three months ended
Allowance for loan and lease losses
Beginning balance	$9,519	$9,827	$9,459	$9,562	$9,034
Loans charged-off	454	392	1,037	1,310	400
Recoveries of charged-off loans	342	283	256	327	208
Net charge-offs	112	109	781	983	192
(Credit) provision for loan and lease losses	(154)	(199)	1,149	880	720
Ending balance	$9,253	$9,519	$9,827	$9,459	$9,562